UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2014

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Congress Street, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 882-1880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On July 22, 2014, Christopher Menard resigned, effective as of August 28, 2014, as Chief Financial Officer of Brightcove Inc. (the “Company”).

In connection with Mr. Menard’s resignation, the Company and Mr. Menard are expected to enter into a Separation and Transition Services Agreement on or about July 25, 2014 (the “Agreement”). The Agreement will provide, among other things, that (a) Mr. Menard’s last day in his capacity as Chief Financial Officer shall be August 28, 2014 (the “Separation Date”), (b) during the period from the Separation Date up to November 30, 2014 (the “Transition Period”), Mr. Menard will provide a minimum of four hours per week of consulting services to the Company, (c) the Company will continue to pay Mr. Menard’s base salary at his current rate during the Transition Period, (d) both during the Transition Period and thereafter Mr. Menard will comply with certain confidentiality, non-competition, non-solicitation, non-disparagement, and other obligations, and (e) Mr. Menard execute a general release of claims in favor of the Company. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed by the Company with the Securities and Exchange Commission for the period ending September 30, 2014.

Appointment of Interim Chief Financial Officer

The Board of Directors of the Company has appointed Christopher Stagno as Interim Chief Financial Officer of the Company, such appointment to be effective as of August 28, 2014. Mr. Stagno has served as the Company’s principal accounting officer since March 7, 2013 and as the Company’s Vice President and Corporate Controller since June 2011.

Mr. Stagno will replace Christopher Menard, who has resigned from his position as Chief Financial Officer effective as of August 28, 2014. Mr. Stagno will be the Company’s principal financial officer and will continue to serve as the Company’s principal accounting officer.

Prior to joining the Company, Mr. Stagno was at Unica Corporation, a provider of marketing software solutions, where he served as the Assistant Corporate Controller from December 2008 through June 2011 and the Director of External Reporting and Technical Accounting from September 2007 to December 2008. Prior to joining Unica Corporation, Mr. Stagno held various positions of increasing responsibility in the Assurance and Business Advisory Services Group of PricewaterhouseCoopers LLP from June 1996 through September 2007. Mr. Stagno received a B.A. from the College of the Holy Cross and is a Certified Public Accountant.

There are no family relationships between Mr. Stagno and any director or executive officer of the Company, and Mr. Stagno has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2014	Brightcove Inc.

	By:	/s/ David Mendels

David Mendels
Chief Executive Officer